================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 20, 1998

                       LORAL SPACE & COMMUNICATIONS LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      ISLANDS OF BERMUDA                    1-14180                       13-3867424
        (STATE OR OTHER                   (COMMISSION                    (IRS EMPLOYER
        JURISDICTION OF                  FILE NUMBER)                   IDENTIFICATION
        INCORPORATION)                                                      NUMBER)

             600 THIRD AVENUE, NEW YORK, NEW YORK                            10016
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (212) 697-1105

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On March 20, 1998, Loral Space & Communications Ltd. ("Loral" or the "Company") and Orion Network Systems, Inc. ("Orion") consummated the merger (the "Merger") of Loral Satellite Corporation, a wholly-owned subsidiary of Loral ("Merger Sub"), with and into Orion, with Orion being the surviving corporation and thereby becoming a subsidiary of Loral. The Merger was effected pursuant to that certain Agreement and Plan of Merger dated as of October 7, 1997, as amended (the "Merger Agreement"), among Loral, Merger Sub and Orion and the related certificate of merger filed with the Secretary of State of the State of Delaware. At the effective time of the Merger, Orion changed its name to "Loral Orion Network Systems, Inc."

     Upon consummation of the Merger, (i) each outstanding share of Orion common stock, excluding treasury shares and shares owned by Loral or its subsidiaries, was converted into and exchanged for the right to receive 0.71553 shares of Loral common stock ("Loral Common Stock"); (ii) each share of Orion preferred stock was converted into and exchanged for the right to receive the number of shares of Loral Common Stock equal to 0.71553 multiplied by the number of shares of Orion common stock into which such share of Orion preferred stock was convertible immediately prior to the effective time of the Merger; (iii) each outstanding stock option to purchase shares of Orion common stock was converted into an option to acquire the number of shares of Loral Common Stock equal to
0.71553 multiplied by the number of shares of Orion common stock for which such option was exercisable and the option exercise price was adjusted accordingly;
(iv) each outstanding warrant to purchase Orion common stock was converted into a warrant to acquire the number of shares of Loral Common Stock equal to 0.71553 multiplied by the number of shares of Orion common stock for which such warrant was exercisable and the warrant exercise price was adjusted accordingly; and (v) each outstanding share of Orion common stock and of Orion preferred stock owned by Loral or any of its subsidiaries was converted into the right to receive such number of shares of the surviving corporation as necessary in order to ensure that such entity's proportionate interest in the surviving corporation would be equal to such entity's proportionate interest in Orion prior to the effective time.

     Pursuant to the terms of the Merger Agreement, the Exchange Ratio was established based on a "determination price" for Loral Common Stock of $24.68652 which was the average of the volume-weighted average trading prices for Loral Common Stock for the twenty consecutive trading day period ending on March 6, 1998, the tenth trading day immediately preceding the closing date of the Merger. Accordingly, the Exchange Ratio was 0.71553.

     The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, as amended, which was more fully described in Loral's Registration Statement on Form S-4 (No. 333-46407), and which is filed as Exhibit 2.1,
Exhibit 2.2 and Exhibit 2.3 hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          Audited Consolidated Financial Statements of Orion Network Systems, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and Report of Independent Accountants thereon(1)

     (b) PRO FORMA FINANCIAL INFORMATION

          Unaudited Pro Forma Condensed Consolidated Financial Statements of Loral Space & Communications Ltd. and Orion Network Systems, Inc. as of December 31, 1997 and for the year ended December 31, 1997*

     (c) EXHIBITS

Exhibit 2.1 Agreement and Plan of Merger dated as of October 7, 1997 by and among Orion Network Systems, Inc., Loral Space &
              Communications Ltd. and Loral Satellite Corporation(2)
Exhibit 2.2   First Amendment to Agreement and Plan of Merger dated as of
              February 11, 1998 by and among Orion Network Systems, Inc.,
              Loral Space & Communications Ltd. and Loral Satellite
              Corporation(3)
Exhibit 2.3   Second Amendment to Agreement and Plan of Merger dated as of
              March 20, 1998 by and among Orion Network Systems, Inc.,
              Loral Space & Communications Ltd. and Loral Satellite
              Corporation(4)
Exhibit 23.1  Consent of Ernst & Young LLP*

---------------
 *  Filed herewith.

(1) Incorporated by reference to the Annual Report on Form 10-K of Orion Network Systems, Inc. for the year ended December 31, 1997.

(2) Incorporated by reference to the Registrant's Form 8-K filed on October 10, 1997.

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-46407) filed on February 17, 1998.

(4) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LORAL SPACE & COMMUNICATIONS LTD.

                                          --------------------------------------
                                          (Registrant)

                                          By:     /s/  MICHAEL P. DEBLASIO
                                            ------------------------------------
                                            Michael P. DeBlasio
                                            First Senior Vice President
                                              and Chief Financial Officer

Date: April 3, 1998

                            PRO FORMA FINANCIAL DATA

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
        AS OF DECEMBER 31, 1997 AND FOR THE YEAR ENDED DECEMBER 31, 1997

     The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 and statement of operations for the year ended December 31, 1997 give effect to 1) the acquisition of a 49% indirect economic interest in Satelites Mexicanos, S.A. de C.V. ("SatMex") completed on December 29, 1997, which is being accounted for using the equity method of accounting, 2) the acquisition between March 25, 1997 and June 23, 1997 by Loral of the remaining Space Systems/Loral, Inc. ("SS/L") common stock not previously owned, pursuant to agreements negotiated in February 1997, 3) the acquisition by Loral of AT&T Skynet Satellite Services ("Skynet") on March 14, 1997, and 4) the acquisition by Loral of Orion Network Systems, Inc. ("Orion") on March 20, 1998. The SS/L, Skynet and SatMex acquisitions are reflected in Loral's historical condensed consolidated balance sheet as of December 31, 1997 and the unaudited pro forma condensed consolidated balance sheet assumes the Orion acquisition occurred on December 31, 1997. The unaudited pro forma condensed consolidated statement of operations assumes that these acquisitions occurred on January 1, 1997 and is based on the historical consolidated statement of operations of Loral which includes the results of operations for SS/L from January 1, 1997 and the related minority interest, and Skynet for the period March 14, 1997 to December 31, 1997 and equity in the net loss of SatMex for the period from November 17, 1997 to December 31, 1997. The unaudited pro forma condensed statement of operations for Orion for the year ended December 31, 1997 reflects the pro forma effects of certain transactions completed by Orion in January 1997, as if such transactions had occurred on January 1, 1997. The unaudited pro forma condensed consolidated financial statements reflect the purchase method of accounting and the adjustments and assumptions described in the accompanying notes.

     Pending completion of valuations and allocation of their respective fair values, the pro forma adjustments for SatMex are based upon preliminary estimates of fair values and the pro forma adjustments for Orion are based on historical values of assets and liabilities. Actual adjustments will be based on final appraisals and other analyses of fair values, which are not expected to result in material adjustments. The unaudited pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with the audited consolidated financial statements and notes of the respective companies. The unaudited pro forma condensed consolidated statement of operations data may not be indicative of the results that actually would have occurred if the acquisitions had taken place on January 1, 1997, or future results.

                       LORAL SPACE & COMMUNICATIONS LTD.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  ORION
                                                                                PRO FORMA        PRO FORMA
                                                       LORAL        ORION      ADJUSTMENTS      AS ADJUSTED
                                                     ----------    --------    -----------      -----------
                                                                                (NOTE 5)
                                                  ASSETS
Current assets:
  Cash and cash equivalents........................  $  226,547    $ 70,009     $     --        $  296,556
  Contracts in process.............................     468,134      11,781           --           479,915
  Inventories......................................      98,325          --           --            98,325
  Restricted assets................................          --      50,064           --            50,064
  Other current assets.............................      51,612       6,847           --            58,459
                                                     ----------    --------     --------        ----------
Total current assets...............................     844,618     138,701           --           983,319
Property, plant and equipment, net.................     926,679     401,277           --         1,327,956
Cost in excess of net assets acquired, less
  amortization.....................................     361,411      20,332      416,312(i),(j)    777,723
                                                                                 (20,332)(j)
Long-term receivables..............................      78,639          --           --            78,639
Investments in affiliates..........................     472,639          --           --           472,639
Restricted and segregated assets...................          --     306,826           --           306,826
Deposits...........................................     154,970          --           --           154,970
Other assets.......................................     165,980      29,357       (5,000)(i)       190,337
                                                     ----------    --------     --------        ----------
                                                     $3,004,936    $896,493     $390,980        $4,292,409
                                                     ==========    ========     ========        ==========
                                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt................  $    2,146    $  6,406     $     --        $    8,552
  Accounts payable.................................     231,519       5,231        5,000(i)        241,750
  Accrued employment costs.........................      38,797          --           --            38,797
  Customer advances................................      68,287          --           --            68,287
  Accrued interest and preferred dividends.........      11,192      24,771       (1,823)(j)        34,140
  Other current liabilities........................      25,931      17,725          688(j)         44,344
  Income taxes payable.............................      25,934          --           --            25,934
  Deferred income taxes............................       4,187          --           --             4,187
                                                     ----------    --------     --------        ----------
Total current liabilities..........................     407,993      54,133        3,865           465,991
Deferred income taxes..............................      99,696          --           --            99,696
Pension and other postretirement liabilities.......      48,398          --           --            48,398
Long-term liabilities..............................      31,388      21,804           --            53,192
Long-term debt.....................................     433,252     790,671      (50,000)(j)     1,173,923
Minority interest..................................      10,964          --           --            10,964
Commitments and contingencies
Redeemable Convertible Preferred Stock.............          --      76,734      (76,734)(j)            --
Shareholders' equity:
  Series A convertible preferred stock, par value
    $.01...........................................         459          --           --               459
  Series C convertible redeemable preferred stock,
    par value $.01.................................     733,762          --           --           733,762
  Common stock, par value $.01.....................       2,010          --          179(j)          2,189
  Paid-in capital..................................   1,216,128          --      472,831(j),(k)  1,688,959
  Treasury stock...................................      (1,680)         --           --            (1,680)
  Unearned compensation............................          --          --       (6,010)(k)        (6,010)
  Retained earnings................................      22,566          --           --            22,566
  Orion preacquisition deficit.....................          --     (46,849)      46,849(l)             --
                                                     ----------    --------     --------        ----------
Total shareholders' equity.........................   1,973,245     (46,849)     513,849         2,440,245
                                                     ----------    --------     --------        ----------
                                                     $3,004,936    $896,493     $390,980        $4,292,409
                                                     ==========    ========     ========        ==========

 See notes to unaudited pro forma condensed consolidated financial statements.

                       LORAL SPACE & COMMUNICATIONS LTD.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

PERIODS COVERED:
Loral and Orion January 1 -- December 31, 1997
Skynet January 1 -- March 14, 1997 (Pre-acquisition period)

                                                                                           PRO         ORION
                                                     PRO FORMA                            FORMA      PRO FORMA        PRO FORMA
                            LORAL       SKYNET      ADJUSTMENTS             SUBTOTAL      ORION     ADJUSTMENTS      AS ADJUSTED
                          ----------   --------   ----------------         ----------   ---------   -----------      -----------
                                       (NOTE 2)   (NOTES 1, 2, 3)                       (NOTE 4)     (NOTE 5)
Revenues................  $1,312,591   $ 17,938       $(24,829)(c)         $1,305,700   $  72,741    $     --        $1,378,441
Costs and expenses......   1,298,913     14,066        (21,173)(c),(f)      1,291,806     116,239       9,548(j)(k)   1,417,593
                          ----------   --------       --------             ----------   ---------    --------        ----------
  Operating income
    (loss)..............      13,678      3,872         (3,656)                13,894     (43,498)     (9,548)          (39,152)
Loss from failure of
  satellite.............          --    (20,500)            --                (20,500)         --          --           (20,500)
Interest income
  (expense) net.........      33,839     (2,500)       (11,926)(b),(e),(h)     19,413     (64,720)      5,250(k)        (40,057)
Other income
  (expense).............      79,591         --             --                 79,591         119          --            79,710
                          ----------   --------       --------             ----------   ---------    --------        ----------
  Pre-tax income
    (loss)..............     127,108    (19,128)       (15,582)                92,398    (108,099)     (4,298)          (19,999)
Income taxes............      34,871     (7,460)        (2,732)(d),(g)         24,679          --     (36,173)(l)       (11,494)
                          ----------   --------       --------             ----------   ---------    --------        ----------
  Income (loss) before
    equity in net loss
    of affiliates.......      92,237    (11,668)       (12,850)                67,719    (108,099)     31,875            (8,505)
Equity in net loss of
  affiliates............     (47,273)        --        (13,355)(h)            (60,628)         --          --           (60,628)
Minority interest.......      (4,960)        --          4,960(a)                  --          --          --                --
                          ----------   --------       --------             ----------   ---------    --------        ----------
  Net income (loss).....      40,004    (11,668)       (21,245)                 7,091    (108,099)     31,875           (69,133)
Preferred dividends.....     (26,315)        --             --                (26,315)     (6,687)      6,687(k)        (26,315)
                          ----------   --------       --------             ----------   ---------    --------        ----------
  Net income (loss)
    attributable to
    common shares.......  $   13,689   $(11,668)      $(21,245)            $  (19,224)  $(114,786)   $ 38,562        $  (95,448)
                          ==========   ========       ========             ==========   =========    ========        ==========
Earnings (loss) per
  share (Note 6):
  Basic.................  $     0.06                                       $    (0.08)                               $    (0.36)
                          ==========                                       ==========                                ==========
  Diluted...............  $     0.06                                       $    (0.08)                               $    (0.36)
                          ==========                                       ==========                                ==========
Shares used in per share
  calculations;
  Basic.................     242,070                                          247,196                                   265,096
                          ==========                                       ==========                                ==========
  Diluted...............     243,591                                          248,717                                   266,817
                          ==========                                       ==========                                ==========
Common shares
  outstanding at
  December 31, 1997.....     200,951                                          200,951                                   218,851
                          ==========                                       ==========                                ==========

 See notes to unaudited pro forma condensed consolidated financial statements.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

        AS OF DECEMBER 31, 1997 AND FOR THE YEAR ENDED DECEMBER 31, 1997

     1. The following facts and assumptions in notes (a) through (d) were used in determining the effect on the pro forma statement of operations for the increase in Loral's ownership of SS/L to 100%. Such transactions are reflected in Loral's December 31, 1997 historical balance sheet.

          (a) Pursuant to agreements negotiated in December 1996 and February 1997, Loral acquired 49% of SS/L from four international aerospace and communications companies (the "Alliance Partners") between March 25, 1997 and June 23, 1997 for $374 million. These transactions, in which Loral acquired 24.5% of SS/L for $93.5 million in cash and $93.5 million in convertible preferred equivalent obligations ("CPEOs"), and the remaining 24.5% of SS/L acquired on June 23, 1997 for 8,042,922 shares of Loral Common Stock and 1,063,663 shares of Loral Series C Preferred Stock are reflected in Loral's historical consolidated balance sheet as of December 31, 1997. On June 5, 1997, the CPEOs were exchanged into shares of Loral's Series C Preferred Stock after shareholder approval (the "Exchange").

           In August 1996, Loral increased its ownership of SS/L to 51% through the acquisition of an 18.3% interest held by certain partnerships affiliated with Lehman Brothers (the "Lehman Partnerships") for $110.0 million including cash of $4 million, 7.5 million shares of Loral Common Stock, and 267,256 shares of common stock of Globalstar Telecommunications Limited previously held by a Loral subsidiary. In accordance with the terms of Loral's agreement with the Lehman Partnerships, the purchase price was increased by $9.2 million in April 1997.

           Loral increased its ownership of SS/L to 75.5% and entered into agreements to acquire the remaining 24.5% during the first quarter of 1997. Accordingly, Loral discontinued the equity method of accounting and began consolidating the results of SS/L as of January 1, 1997, with a reduction for SS/L's earnings attributable to its other shareholders.

           The acquisition of SS/L common stock has been accounted for as a purchase. The cost in excess of net assets acquired arising from this acquisition is being amortized over 40 years. Loral's historical unaudited condensed consolidated statement of operations for the year ended December 31, 1997 reflects the results of operations of SS/L from January 1, 1997 and the related minority interest of the SS/L equity not owned by Loral during the period. Pro forma adjustments assume that Loral had acquired 100% of the common stock of SS/L as of January 1, 1997.

          (b) The purchase price for SS/L was determined through arm's length bargaining between Loral and the Alliance Partners and Loral and the Lehman Partnerships. The cash portion of the acquisition was financed with cash on hand. The unaudited pro forma condensed consolidated statements of operations reflect charges for interest expense of 7% on the cash portion of the purchase price and 6% on the CPEOs and preferred stock portion of the purchase price. Loral has refinanced the cash portion of the purchase price with debt. The fixed payments under the CPEOs and preferred stock have been reflected as interest expense for periods prior to the exchange. The interest charge of 7% on the cash portion of the purchase price approximates the interest rate on Loral's current borrowing under its revolving credit facility.

          (c) Other pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997, include elimination of SS/L's sales to Skynet of $24.8 million and related costs and expenses of $22.5 million for the period January 1, 1997 through March 14, 1997.

          (d) A statutory (Federal and state) tax rate of 41%, adjusted for non-deductible interest and goodwill, was assumed with respect to the pro forma adjustments.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     2. The following facts and assumptions in notes (e) through (g) were used in determining the pro forma effect of the acquisition of Skynet from AT&T.

     On March 14, 1997 Loral acquired certain assets of Skynet for $462.1 million in cash. The price reflects a reduction from the $712.5 million price originally agreed upon in September 1996 arising from an adjustment resulting from the failure of Skynet's Telstar 401 satellite in January 1997 and a final adjustment based upon net assets delivered at closing.

     This acquisition has been accounted for as a purchase. Loral's historical consolidated statement of operations for the year ended December 31, 1997 reflects the operations of Skynet from the date of acquisition through December 31, 1997. The Skynet preacquisition period January 1, 1997 through March 14, 1997 is presented in the unaudited pro forma condensed consolidated statement of operations.

          (e) The purchase price for Skynet was determined through arm's length bargaining between Loral and AT&T. The acquisition was initially financed with cash on hand. A portion of the purchase price has been refinanced with debt. The pro forma adjustment for interest expense reflects charges for interest based on the purchase price of $462.1 million for the period January 1, 1997 through March 14, 1997 at an assumed interest rate of 7%, reduced for capitalized interest of $2.9 million and interest expense recorded by Skynet of $2.5 million. The interest charge of 7% on the cash portion of the purchase price approximates the interest rate on Loral's current borrowing under its revolving credit facility.

          (f) Purchase accounting adjustments to the condensed consolidated statement of operations for the period from January 1, 1997 to March 14, 1997 include adjustments of $0.2 million for amortization of cost in excess of net assets acquired of $39.0 million over 40 years and $1.1 million for depreciation expense related to the excess of fair value of property, plant and equipment over carrying value of $113.9 million using estimated useful lives of 12.5 to 18 years.

          (g) A statutory (Federal and state) tax rate of 39% was assumed with respect to the pro forma adjustments.

     3. The following facts and assumptions in note (h) were used in determining the pro forma effect of the investment in SatMex.

          (h) Loral and Telefonica Autrey, (the "Sponsors") formed a joint venture ("Holdings") which acquired, through a wholly owned subsidiary ("Acquisition Sub"), 75% of the outstanding capital stock of SatMex for $646.8 million, paid in two installments. The first installment was paid on November 17, 1997 using $145.5 million of equity contributed by the Sponsors and $52.5 million of debt incurred by Acquisition Sub. Loral's investment was $94.6 million for a 49% indirect economic interest in SatMex. As part of the Acquisition, Holdings entered into a $125.1 million seven year obligation to the Mexican government ("Government Obligation") in consideration for the assumption by SatMex of the debt incurred in connection with the Acquisition. The final installment plus interest, financed with debt incurred by Acquisition Sub, was paid on December 29, 1997. Loral is accounting for this investment under the equity method of accounting. Loral's historical consolidated balance sheet reflects Loral's investment in SatMex. Loral's historical consolidated statement of operations includes Loral's equity in the loss of SatMex for the period November 17, 1997 to December 31, 1997 in equity in net loss of affiliates.

          Pro forma adjustments were made to the unaudited pro forma condensed consolidated statement of operations for the period January 1, 1997 to November 17, 1997 to reflect the equity in the loss of SatMex as if the investment was made January 1, 1997. The pro forma adjustments were based on the financial statements of SatMex for the nine months ended September 30, 1997. Interim historical financial statements of SatMex for the period October 1, 1997 to November 17, 1997 are not available. Therefore, net loss for the period January 1, 1997 to November 17, 1997 was calculated using the pro forma net loss for the nine months ended September 30, 1997 and an estimate of net loss for the period

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     October 1, 1997 to November 17, 1997. This estimate was calculated on a pro rata basis using pro forma net loss for the nine months ended September 30, 1997. Management believes that this method provides a reasonable approximation of SatMex's pro forma results of operations for the period January 1, 1997 to November 17, 1997.

     The pro forma adjustment for equity in net loss of affiliates was calculated as follows (amounts in thousands of U.S. dollars):

Nine Months Ended September 30, 1997
-------------------------------------------
  Historical net income of SatMex...........................  $ 35,052
  Pro forma adjustments:
  Amortization of Concessions...............................    (8,265)
  Interest expense..........................................   (43,920)
  Amortization of deferred financing costs..................    (1,785)
  Amortization of offering costs............................      (667)
  Adjustments to reflect post-acquisition operations........    (3,942)
  Reversal of Government assessment.........................     4,809
  Income tax benefit........................................     2,479
                                                              --------
  Total pro forma adjustments...............................   (51,291)
                                                              --------
  Pro forma net loss of SatMex..............................   (16,239)
  Loral indirect ownership interest in SatMex...............        49%
                                                              --------
  Loral share of SatMex pro forma net loss..................    (7,957)
  Loral share of management and intellectual property
     fees...................................................     1,499
  Loral share of Holdings' interest on Government
     Obligation.............................................    (4,989)
                                                              --------
  Pro forma equity in net loss of affiliates................   (11,447)
October 1, 1997 to November 17, 1997
------------------------------------------------------------
  Pro forma equity in net loss of affiliates -- estimate....    (1,908)
                                                              --------
                                                              $(13,355)
                                                              ========

          The cost in excess of net assets acquired has been assigned to the orbital slot concessions received from the Mexican government ("Concessions") and is being amortized over 40 years. Interest has been reflected at rates ranging from 9.37% to 10.13% plus Mexican withholding tax, and deferred financing and offering costs are being amortized over 6 to 7 years, when the related debt matures. Other pro forma adjustments have been made to reflect revenue and expenses on a post-acquisition basis. Revenue adjustments reflect reduced revenues from Telecomm based upon new contracts entered into concurrent with the acquisition. Operating expense adjustments include increased payroll cost to post-acquisition pay scales, increased in-orbit insurance premiums driven by higher levels of insurance required due to the financings, incremental lease costs, reversal of non-recurring bad debt recoveries recorded in 1997, management and intellectual property fees to be paid to the Sponsors and elimination of non-recurring bonuses and employment costs related to the privatization. Pro forma adjustments have been made to eliminate assessments from the Mexican Government. A pro forma tax benefit has been reflected on the pro forma adjustments and historical income.

          Pro forma adjustments related to affiliates of Loral other than SatMex include Loral's share of the Government Obligation interest expense which accrues at 12% per year applied to the discounted amount of $85.3 million and management and intellectual property fees payable from SatMex to other Loral

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     affiliates. The unaudited pro forma condensed consolidated statement of operations reflects charges for interest expense of 7% on the cash portion of the purchase price.

     4. The following facts and assumptions were used in determining the pro forma effect on Orion of the January Merger, Exchange, Bond Offering and Debentures Offering completed in January 1997 (see Orion historical financial statements):

          The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 has been prepared as if the transactions took place on January 1, 1997. The unaudited pro forma condensed consolidated financial statements do not purport to present the actual financial position or results of operations of Orion had the transactions in fact occurred on the dates specified, nor are they indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements are based on the assumptions and adjustments further described herein.

     The tables below illustrate the January Transaction adjustments made to the Orion historical statement of operations for the year ended December 31, 1997. Certain historical items have been reclassified to conform to the condensed pro forma presentation.

                                                                         YEAR ENDED
                                                                      DECEMBER 31, 1997
                                                                       (IN THOUSANDS)
                                                           ---------------------------------------
                                                                       PRO FORMA ORION
                                                           ---------------------------------------
                                                            ACTUAL        ORION            ORION
                                                             ORION     ADJUSTMENTS       PRO FORMA
                                                           ---------   -----------       ---------
Revenues.................................................  $  72,741    $     --         $  72,741
Costs and expenses.......................................    115,822         417(ii)       116,239
                                                           ---------    --------         ---------
  Operating loss.........................................    (43,081)       (417)          (43,498)
Interest income (expenses), net..........................    (59,058)     (5,662)(iii)     (64,720)
Other income (expenses)..................................        119          --               119
                                                           ---------    --------         ---------
  Loss before extraordinary item and minority interest...   (102,020)     (6,079)         (108,099)
Extraordinary item.......................................    (15,763)     15,763(i)             --
Minority interest........................................     12,043     (12,043)(iv)           --
                                                           ---------    --------         ---------
  Net loss...............................................   (105,740)     (2,359)         (108,099)
Preferred dividends......................................     (6,034)       (653)(v)        (6,687)
                                                           ---------    --------         ---------
  Net loss attributable to common shares.................  $(111,774)   $ (3,012)        $(114,786)
                                                           =========    ========         =========

---------------
 (i) To exclude the $15.8 million extraordinary loss on the extinguishment of debt as a result of the refinancing of the Orion 1 Credit Facility.

 (ii) Reflects depreciation on the step up in basis on the Orion 1 satellite of $.3 million for the year ended December 31, 1997 and the amortization of excess cost over fair value of net assets acquired of $.1 million for the year ended December 31, 1997 resulting from the acquisition of the Limited Partners' partnership interests in Orion Atlantic over the estimated useful life of the satellite of 10.5 years.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

(iii) Reflects the adjustment to interest as follows (in thousands):

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
Reduction in Orion 1 Credit Facility interest expense.......       $(1,359)
Reduction in Orion 1 Credit Facility interest rate cap
  expense...................................................          (377)
Reduction in amortization of deferred financing costs on the
  Orion 1 Credit Facility...................................          (178)
Interest expense on Senior Notes............................         4,171
Interest expense on Senior Discount Notes...................         3,013
Interest expense on Debentures..............................           438
Interest expense from amortization of deferred financing
  costs on new borrowings...................................           194
Reduction in interest expense relating to repayment of other
  obligations to Limited Partners...........................          (240)
                                                                   -------
     Net increase in pro forma interest expense.............       $ 5,662
                                                                   =======

 (iv) Elimination of minority interest as a result of the Exchange.

 (v) Dividend requirement on the Orion Newco Series C Preferred Stock issued as a result of the Exchange, as well as pro rata accretion to redemption value over a 25 year period.

     5. The following facts and assumptions in notes (i) and (l) were used in determining the pro forma effect of the acquisition of Orion.

          (i) On March 20, 1998, Loral acquired all the outstanding stock, as defined, of Orion in exchange for Loral Common Stock. Loral issued 17.9 million shares of its Common Stock and assumed existing Orion options and warrants to purchase 1.9 million shares of Loral Common Stock representing an aggregate purchase price of $467.0 million. The purchase price was determined pursuant to the requirements of APB 16 and EITF 95-19. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition of Orion's net assets had been completed on December 31, 1997.

          This acquisition will be accounted for as a purchase. Pro forma adjustments to the unaudited condensed consolidated statement of operations have been calculated for the year ended December 31, 1997. These unaudited pro forma condensed consolidated statement of operations adjustments have been prepared as if the acquisition of Orion had occurred on January 1, 1997, and give effect on a pro forma basis to certain transactions completed by Orion in January 1997, as if such transactions had been completed January 1, 1997.

          (j) The estimated excess of purchase price over the net assets acquired of $416.3 million is being amortized over 40 years. Orion's identifiable assets and liabilities used in the preparation of these unaudited pro forma condensed consolidated financial statements were based on historical cost, pending the completion of an independent valuation and allocation of their respective fair values, which are not expected to result in material adjustments. Other pro forma adjustments to the unaudited condensed consolidated balance sheet as of December 31, 1997 include (i) the assumed conversion to equity of Orion's Series A 8% Cumulative Redeemable Convertible Preferred Stock aggregating $8.6 million plus accrued dividends; Series B 8% Cumulative Redeemable Convertible Preferred Stock aggregating $2.5 million plus accrued dividends; Series C 6% Cumulative Redeemable Convertible Preferred Stock aggregating $65.7 million plus accrued dividends and $50.0 million principal amount, 8.75% convertible debentures and the elimination of the accrued interest thereon;
     (ii) the elimination of Orion's goodwill

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     aggregating $20.3 million; and (iii) the accrual of $.7 million relating to the assumed acceleration of vesting of Non-Employee Director unvested stock options in connection with the Merger.

          (k) Other pro forma adjustments to the unaudited condensed consolidated statement of operations include amortization expense of the preliminary valuation of the excess purchase price, preferred dividends, interest expense on the convertible debentures from the historical Orion results and unearned compensation of $6.0 million and the related amortization, resulting from the difference between the purchase price and exercise price of unvested options.

          (l) A tax benefit was recorded as an adjustment to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 related to the Orion loss which would have been available to Loral on its US income tax return. A statutory (federal and state) tax rate of 40% was applied to certain pro forma adjustments for the year ended December 31, 1997.

     6. Basic earnings per share is computed based upon the weighted average number of Loral common shares and the Loral Series A Preferred Stock outstanding. Diluted earnings per share excludes the assumed conversion of the Loral Series C Preferred Stock as the effect would have been anti-dilutive. Both basic and diluted earnings per share computations give pro forma effect to the shares issued for the transactions described above.

     The following table presents the shares used in the pro forma earning
(loss) per share calculations (in thousands):

                                                            BASIC     DILUTED
                                                           -------    -------
Shares -- historical financial statements................  242,070    243,591
Shares issued to acquire SS/L -- weighted average........    5,126      5,126
                                                           -------    -------
                                                           247,196    248,717
Issuance of shares to Orion shareholders.................   17,900     18,100
                                                           -------    -------
Pro forma shares used in per share calculations..........  265,096    266,817
                                                           =======    =======

                                 EXHIBIT INDEX

  EXHIBIT                             DESCRIPTION
  -------                             -----------
Exhibit 2.1   Agreement and Plan of Merger dated as of October 7, 1997 by and among Orion Network Systems, Inc., Loral Space &
              Communications Ltd. and Loral Satellite Corporation(1)
Exhibit 2.2   First Amendment to Agreement and Plan of Merger dated as of
              February 11, 1998 by and among Orion Network Systems, Inc.,
              Loral Space & Communications Ltd. and Loral Satellite
              Corporation(2)
Exhibit 2.3   Second Amendment to Agreement and Plan of Merger dated as of
              March 20, 1998 by and among Orion Network Systems, Inc.,
              Loral Space & Communications Ltd. and Loral Satellite
              Corporation(3)
Exhibit 23.1  Consent of Ernst & Young LLP*

---------------
 *  Filed herewith.

(1) Incorporated by reference to the Registrant's Form 8-K filed on October 10, 1997.

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-46407) filed on February 17, 1998.
(3) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.